UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2018 (May 23, 2018)

HALLADOR ENERGY COMPANY

(Exact name of registrant as specified in its charter)

4

Colorado	001-34743	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver, Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2018 we held our annual meeting of shareholders in New York City.  21,934,580 shares were present at the meeting in person or by proxy, representing 73.22% of the total outstanding shares eligible to vote.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are set forth below:

1.Each of the director nominees listed below was elected to serve for a one-year term expiring in 2019:

Nominee	For	Withheld
Brent K. Bilsland	21,636,267	298,313

David C. Hardie	20,359,384	1,575,196

Steven Hardie	21,261,919	672,661

Bryan H. Lawrence	20,975,988	958,592

Sheldon B. Lubar	21,506,875	427,705

2.  The advisory vote on named executive compensation was approved:

Votes “For”	Votes “Against”	Abstentions or Votes Withheld
17,181,338	4,519,317	233,925

ITEM 9.01 Financial Statements and Exhibits.

Exhibits

99.1Annual Meeting Power Point Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2018	By:	/s/ Lawrence D. Martin
Lawrence D. Martin CFO